EXHIBIT 5(C)(II)
                        INVESTMENT SUB-ADVISORY CONTRACT
                                       FOR
                    HARRIS INSIGHT HEMISPHERE FREE TRADE FUND
                                      WITH
                      JONES HEWARD INVESTMENT COUNSEL INC.

         Harris Investment Management, Inc., (the "Portfolio Management Agent") a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Jones Heward Investment Counsel Inc., (the "Subadviser"), a Canadian corporation registered as an investment adviser under the Advisers Act agree as follows:

         1. APPOINTMENT OF SUBADVISER. The Portfolio Management Agent appoints the Subadviser to act as manager of that portion of the assets of the Harris Insight Hemisphere Free Trade Fund (the "Fund"), a portfolio of HT Insight Funds, Inc. doing business as Harris Insight Funds (the "Company"), allocated by the Portfolio Management Agent to be invested in Canada, including interest and dividends thereon and capital accretions or other additions thereto (the "Canadian Assets"), and the Subadviser accepts that appointment for the period and on the terms set forth below.

         2. SERVICES OF SUBADVISER.

         (a) INVESTMENT MANAGEMENT. Subject to the overall control of the Board of Directors of the Company (the "Board of Directors") and the Portfolio Management Agent, the Subadviser shall have supervisory responsibility for the general management and investment of the Canadian Assets in "Canadian Equity Securities" and "Canadian Fixed Income Securities," as defined from time to time in the Fund's prospectus giving due consideration to the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Fund in the Company's Articles of Incorporation, by-laws and registration statements under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), to the provisions of the 1933 Act and the 1940 Act and rules and regulations thereunder, to the provisions of the Internal Revenue Code applicable to the Fund as regulated investment companies and to other applicable law (the "Investment Policies and Restrictions"). The Subadviser shall not lend or pledge any of the Canadian Assets without the prior written consent of the Portfolio Management Agent.

         (b) ALLOCATION AMONG COUNTRIES. The Portfolio Management Agent (i) has the responsibility and authority to allocate and reallocate the portion of the Fund's assets to be invested in Canada and may from time to time make withdrawals from or additions to the Canadian Assets; (ii) shall promptly notify the Subadviser of any such allocation or reallocation; (iii) shall monitor and evaluate the investment performance of the Subadviser; and (iv) shall monitor the investment activities of the Subadviser to ensure compliance with the Investment Policies and Restrictions.





         (c) MONITORING SUBADVISER. The Portfolio Management Agent shall monitor and evaluate the investment performance of the Subadviser; and shall monitor the investment activities of the Subadviser to ensure compliance with the Investment Policies and Restrictions.

         (d) REPORTS AND INFORMATION. The Subadviser shall furnish to the Portfolio Management Agent periodic reports on the investment strategy and performance of the Fund and such additional reports and information as the Portfolio Management Agent or the Board of Directors or the officers of the Company may reasonably request.

         (e) UNDERTAKINGS OF SUBADVISER. The Subadviser further agrees that it will:

                  (i) At all times be duly registered as an investment adviser under the Investment Advisers Act of 1940 and be duly registered and qualified under other securities legislation in each jurisdiction where such registration or qualification is required, whether as portfolio manager, investment counsel or such other category as may be required;

                  (ii) Comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code relating to regulated investment companies, applicable banking laws and regulations, and policy decisions and procedures adopted by the Board of Trustees from time to time;

                  (iii) Select broker-dealers in accordance with guidelines established by the Board of Directors from time to time and in accordance with applicable law (consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Subadviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Subadviser with research advice and other services);

                  (iv) Maintain books and records with respect to the securities transactions of the Funds;

                  (v) Treat confidentially and as proprietary information of the Company all records and other information relative to the Company or to prior, present or potential shareholders, and will not use such records or information for any purpose other than in the performance of its responsibilities and duties hereunder, except (A) after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld, (B) when so requested by the Company, (C) as required by tax authorities or (D) pursuant to a judicial request, requirement or order, provided that the Subadviser takes reasonable steps to provide the Company with prior notice in order to allow the Company to contest such request, requirement or order.

         (f) BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser agrees that all records that it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.






         (g) INDEPENDENT CONTRACTOR. The Subadviser shall for all purposes herein be deemed to be an independent contractor and not an agent of the Company and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way.

         3. UNDERTAKINGS OF PORTFOLIO MANAGEMENT AGENT. The Portfolio Management Agent will:

         (a) Furnish to the Subadviser promptly a copy of each amendment to the registration statement of the Company under the 1940 Act and the 1933 Act and of each prospectus and statement of additional information relating to the Fund and any supplement thereto;

         (b) Inform the principal custodian of the Funds (the "Custodian") (currently PNC Bank, N.A.) of the appointment of the Subadviser as investment subadviser and portfolio manager of the Funds;

         (c) Instruct the Custodian to cooperate with the Subadviser in the provision of custodial services to the Funds; and

         (d) Provide the Subadviser with all information that the Subadviser may reasonably require insofar as it relates to the custodial arrangements in connection with this Agreement.

         4. EXPENSES BORNE BY SUBADVISER. The Subadviser at its own expense shall furnish personnel, office space and office facilities and equipment required to render its services pursuant to this Agreement.

         5. COMPENSATION OF SUBADVISER. For the services to be rendered and the expenses to be assumed and to be paid by the Portfolio Management Agent under this Agreement, the Portfolio Management Agent shall pay to the Subadviser a monthly fee, computed and accrued on each day on which the Fund's net asset value is determined and payable on the first business day of each month, at the annual rate of 0.375% of the first $25 million of the average net asset value of the Canadian Assets, 0.325% of the next $25 million of such net asset value, 0.275% of the next $50 million of such net asset value and 0.25% of such net asset value in excess of $100 million. The fee payable under this Agreement shall be reduced proportionately during any month in which this Agreement is not in effect for the entire month.

         6. NON-EXCLUSIVITY. The services of the Subadviser to the Company under this Agreement are not to be deemed exclusive and the Subadviser shall be free to render similar services to others so long as its services under this Agreement are not impaired by such other activities.






         7. STANDARD OF CARE. Neither the Subadviser, nor any of its directors, officers, agents or employees shall be liable or responsible to the Company or its shareholders for any error of judgment, or any loss arising out of any investment, or for any other act or omission in the performance by the Subadviser of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on its part or from reckless disregard of its obligations and duties under this Agreement.

         8. INSPECTION. The Portfolio Management Agent (or any authorized agent of the Portfolio Management Agent as advised in writing to the Subadviser) shall have a right to audit, inspect and photocopy documents (and remove such photocopies) relating to investment subadvisory and portfolio management services performed under this Agreement, during normal business hours of the Subadviser.

         9. AUTHORIZED PERSONS.

         (a) The Subadviser is authorized to accept instructions and directions with respect to this Agreement signed by any one of ______________ of the Portfolio Management Agent. The Portfolio Management Agent will notify the Subadviser of any changes in its officers empowered to act under this Agreement.

         (b) The Portfolio Management Agent is authorized to accept instructions and directions with respect to this Agreement signed by any Senior Partner or Partner of the Subadviser. The Subadviser will notify the Portfolio Management Agent of any changes in its officers empowered to act under this Agreement.

         (c) The  Subadviser  will advise the  Custodian of the names of persons
from  whom  the  Custodian  is  authorized  to  accept  instructions   regarding
investment transactions.

         10. USE OF SUBADVISER'S NAME AND MARKS. The Subadviser grants to the Portfolio Management Agent and the Company the right to use, in marketing, promotional and advertising materials of the Portfolio Management Agent or the Company, any registered trademarks, logos or other marks that the Subadviser uses in advertising and publicizing itself and its services as a portfolio manager or investment counsel. Any such material shall be subject to the approval by the Subadviser as to form and content prior to its use by the Portfolio Management Agent or the Company. The Subadviser consents to the disclosure, in documents relating to the Fund, of its name as the investment sub-adviser and portfolio manager of the assets of the Fund.

         11. AMENDMENT. This Agreement may not be amended with respect to a particular Fund without the affirmative votes (a) of a majority of the Directors of the directors, including a majority of those Directors who are not "interested persons" of the Company, the Portfolio Management Agent or the Subadviser and (b) of a "majority of the outstanding shares" of such Fund. The terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in Sections 2(a)(19) and 2(a)(42) of the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.






         12. TERMINATION. This Agreement may be terminated as to any Fund, at any time, without payment of any penalty, by the Board of Directors, or by a vote of a majority of the outstanding shares of the Fund, upon at least 60 days' written notice to the Portfolio Management Agent. This Agreement may be terminated by the Portfolio Management Agent at any time upon at least 60 days' written notice to the Company. This Agreement shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to the Fund for a period of two years from the date hereof and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Directors who are not interested persons of the Company, the Portfolio Management Agent or the Subadviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Directors or by a vote of a majority of the outstanding shares of the Fund.

         13. NOTICE. Any notice, demand, change of address or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows:

         To the Subadviser:         Jones Heward Investment Counsel Inc.



                                    Telephone:
                                    Fax:

         To the Portfolio:          Harris Investment Management, Inc.
         Management
         Agent



                                    Telephone:
                                    Fax:

         To the Company:            HT Insight Funds, Inc.



                                    Telephone:
                                    Fax:






         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof.

         14. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company, which shall have all rights against the Subadviser as would pertain to it if this Agreement were directly between the Company and the Subadviser.

         15. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.

         16. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "under this Agreement" shall be deemed to refer to this Agreement or this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         Dated: April 9, 1996
                                              HARRIS INVESTMENT MANAGEMENT, INC.


                                              By  /s/ W.O. Leszinske
                                                  ---------------------------
                                                  Name: W.O. Leszinske
                                                  Title:
ATTEST:

 ........................................
______________________, Secretary


                                              JONES HEWARD INVESTMENT
                                              COUNSEL INC.

                                              By  /s/ M. Stanley
                                                  ---------------------------
                                                  Name: M. Stanley
                                                  Title:
ATTEST:

 .......................................
______________________, Secretary